Investor Presentation Spring 2017 Randall C. Stuewe, Chairman and CEO Patrick C. Lynch, EVP Chief Financial Officer Melissa Gaither, VP IR and Global Communications Exhibit 99.1

This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement 2

3 …thus growing shareholder value. Our strategy is to be… We BUILD, ACQUIRE and DEVELOP businesses within geographies where we can achieve a sustainable Top 3 market position within 5 years… the Global Leader in the production of the highest quality sustainable protein and nutrient-recovered ingredients. markets to satisfy a growing population. FOOD FEED FUEL Supplying ingredients for the

4 Darling & Company Darling-Delaware Inc. - 1962 Darling International Inc.- Public in 1994 Darling Ingredients Inc. - 2014 Creating the only global platform Southeastern Maintenance & Construction 2003 2006 2008 2010 2017 Tuck-In Acquisitions Platform Acquisitions / Investments 2011 2012 2013 2014 J&R Rendering National By-Products Grease Collection & Trap Servicing Assets 201520092007 Bosland Netherlands Custom Blender s RVO BioPur, LLC Successful track record of growth 2016

5 continents supporting operations 130+ years in business 200+ locations around the world 10,000 employees internationally $3.4 billion 2016 sales revenue Irving TX headquarters in USA DAR (NYSE) publicly traded since 1994 With a broad and diverse platform Food Pharma Feed Pet food Fuel Bioenergy Technical Fertilizer Industries served: 5

A unique platform to view the world and see opportunities where others can not. 2014 Growth from Vion Ingredients acquisition for an International footprint A world of growth 6

7 ...better nutrition evolves and meat proteins become a staple in the global diet With population growth and wealth creation… Source: Company, based on multiple population data reports Source: Food & Agriculture Organization of the United Nations; Organization for Economic Competitionand Development (forecast) FORECAST Africa India Latin America Asia-Pacific Europe No. America

8

DAR processes 10% of world's animal by-products

Global Meat Production 2016


North America
13.7 m MT
14.3 m MT
22.3 m MT
Europe
7.7 m MT
23.4 m MT
10.6 m MT
Russia
China
6.7 m MT
54.9 m MT
13.4 m MT
India
4.1 m MT
0.0 m MT
3.9 m MT
South America
14.8 m MT
5.2 m MT
17.8 m MT
Asia/Australia
2.7 m MT
.5 m MT
2.1 m MT


Global Meat Production, 2006-2016
USDA (mmt)
Beef
Pork
Poultry

Only ~60% of the animal is consumed in western cultures !


40%
POULTRY
By-products
60%
Meat
34%
SWINE
By-products
66%
Meat
42%
BEEF
By-products
58%
Meat

Global meat consumption produces significant by-products that must be safely handled

258 million MT and growing at ~1% annually…

(per USDA)


DAR

…generating ~100 million tons of meat by-products globally.

- Darling Ingredients processes **~10 million tons** of the world's meat by-products…

creating a tremendous opportunity for both organic and acquisitive growth!

DARLING INGREDIENTS

9 Offering a diversified and unique portfolio Processed 1.18 million MTProcessed 7.97 million MTProcessed 1.08 million MT **Processed amounts are for 2016

10

Recognized brands creating Food, Feed and Fuel ingredients

Edible raw material	Inedible raw material	Not fit for human or animal consumption
FOOD	**FEED**	**FUEL**
Rousselot	DAR PRO INGREDIENTS	ecoson
cth	ROTHSAY	DIAMOND GREEN DIESEL
sonac	Nature Safe Natural & Organic Fertilizers	ROTHSAY BIODIESEL
hepac	Bakery Feeds	DAR PRO BIOENERGY
	sonac	BIO G 3000 Premium Biodiesel Fuel
	DAR PRO SOLUTIONS	Rendac
	TERRArenewal	VERSAGEN
	besthides	
~$1 billion Food company	~$2 billion Feed company	~$500 million Fuel company

Note: Includes DGD

DARLING INGREDIENTS

A defined model of identified and managed risk 70% 20% 5% 5% FEED Spread Managed Margin Commodity Exposed Shared Margin Fee for Service 100% FOOD Spread Managed Margin 100% FUEL Fee for Service Fee for Service • Competition • Government regulations Commodity Exposed • Fat price • Soymeal price • Corn Price Spread Managed Margin • Raw material availability • Food demand • Pharma demand Shared Margin • Fat price • Poultry meal pet food spread price BUSINESS DRIVERS 11

12 FEEDFOOD FUEL(1) Alternative Ingredients Corn Palm Oil Soybean Meal Raw Meat Availability Beef Pork Chicken Currency Euro RMB CAD REAL Global Business Drivers EBITDA Margin Adjusted EBITDA (1) A portfolio of spread managed businesses $28.0 $32.3 $28.7 $39.1 $38.6 $37.4 $25.3 $30.0 $31.7 10.4% 11.4% 10.7% 14.4% 15.6% 13.7% 9.7% 10.7% 11.8% 0% 5% 10% 15% 20% 25% 30% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 $75.5 $75.9 $76.5 $54.4 $58.3 $83.5 $78.9 $73.9 $74.5 13.8% 14.3% 14.6% 11.5% 12.2% 15.4% 14.8% 13.7% 13.5% 0% 5% 10% 15% 20% 25% 30% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 $9.1 $8.6 $7.0 $19.2 $13.0 $13.8 $12.9 $18.0 $10.4 16.0% 18.5% 11.8% 29.4% 23.4% 22.2% 21.4% 26.2% 17.4% 0% 10% 20% 30% 40% 50% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 US$ (millions) (1) Fuel Segment shows blenders tax credit earned prospectively and reported in quarterly earnings in 2016. In 2015 the blenders tax credit was approved in Q4. In 2017 the blenders tax credit has not yet been approved.

13Evaluating both organic and acquisitive growth FEED A- Rendering plant A- Rendering plant A- Rendering plant B- Rendering plants (3) B- Organic fertilizer B- Soldier fly plant B- Blood plant B- Blood plant B- Wet pet food plant FUEL A- Waste hauler B- Biodiesel expansion B- Digester B- Digester B- DGD expansion FOOD A- Gelatin B- Blood expansion B- Gelatin expansion B- Gelatin expansion B- Peptan plant B- Peptan expansion B- Blood plant A- Acquire B- Build USA (9) Canada (3) Brazil (2) China (3) Far East (1) Global (1) Europe (4)

California LCFS Carbon Reduction Program Baseline Carbon Intensity start 2016 = 102.01 Held constant 2013 through 2015 CA Diesel gallon consumption forecasted at 4 billion gallons in 2020 Source: www.arb.ca.gov/regat/2015/lcfs2015/lcfs15appb.pdf Carbon Credit Avg. Price $/gallon in years 2013, 2014, 2015, 2016 $0.71 July - Dec $0.52 Fiscal $1.01 Fiscal $0.30 Fiscal 14 DGD JV Debt History DGD Renewable Gallon Capacity/Sold Gallons $0 $100 $200 $300 2012 2013 2014 2015 2016 2017 2018 $225.4 $221.3 $212.8 $148.8 $70.8 $61.5 Total Debt Net Debt Free 2018 $0.69 $1.29 $1.13 $1.08 $0.60 $1.25 $1.25 Average … $0.00 $0.50 $1.00 $1.50 $2.00 2013 2014 2015 2016 2017 2018 2019 EBITDA per Gallon Renewable Diesel Expansion Assumption based on $1.25 per gallon EBITDA Assumptions and References: • Carbon Credit Avg. Pricing per The Jacobsen index – average pricing for 2013 only includes July – December 2013 (6 months) • LCFS Carbon Reduction Program per the California Air Resources Board • Start-up of the DGD expansion in 2Q 2018 • EBITDA assumption for 2018 thru 2019 is $1.25/gal EBITDA rate times projected gallons sold • Expansion Capex projected to be $191.3 mm over 2016 to 2018 • 2017 EBITDA per gallon rate does not include the retrospective blenders tax credit • Assumes sale of full production • Total debt projections assume continued application of available cash to pay down debt Note: 2017-2019 Gallons based on projection expansion capacity Actual Actual Actual Actual ------------Assumptions------------ 2014 2015 2016 2017 2018 2019 EBITDA $163.3 $177.0 $174.4 $96.0 $247.4 $343.8 Expansion - Capex $0.0 $0.0 ($6.6) ($89.7) ($95.0) $0.0 Regular - Capex ($ 3.3) ($1.5) ($36.7) ($20.6) ($31.8) ($5.2) Working Capital ($44.0) Free Cash Flow $150.0 $175.5 $137.7 ($14.3) $76.6 $338.6 Expansion AssumptionHistoricalActual Actual Actual AssumptionActual AssumptionActual Fueled by increasing contributions from DGD Expansion E x p a n s io n A s s u m p ti o n s

15

Global LCFS will drive margins

DGD and DAR to benefit from LCFS

- LCFS (State) is **separate rule** from RFS2 (Federal)
- Mandates **reduction of carbon intensity** in transportation fuels (in effect in California, Oregon, parts of Canada and other countries)
- California has mandated a **10% reduction by 2020**, to help reduce carbon dioxide emissions
- LCFS measurements begin at source
- Darling's biodiesel and renewable diesel can be used to satisfy the LCFS requirements
- We produce the feedstocks with highest green premium
- This additional demand for low carbon fuels will **increase the value** of the fats and oils we produce
- DGD will reach new expanded production to service LCFS

Fuel Source	Biodiesel, Waste Grease	Electricity	Renewable Diesel Tallow	Anaerobic Digestion	Bio-LNG	Ethanol, Sugarcane
Carbon Score	19.11	30.95	34.0	34.36	38.04	51.33
Fuel Source	**Biodiesel, Soybean**	**Biodiesel, Canola**	**Ethanol, Corn**	**CNG**	**Car Gasoline**	**Diesel**
Carbon Score	52.04	54.05	77.52	87.07	95.02	98.44


Biofuel Mandates Globally

Countries participating in some form of a Low Carbon Fuel Standard. California represents ~12% of all U.S. transportation fuel needs.

http://globalrfa.org/biofuels-map/


DAILY CO2 Equivalents
Full Service Rendering Plant
Metric Tons
Released
Captured
Used Cooking Oil Recycling
78.5
2.5

Carbon intensity of our plant processes

("**Released**" *refers to GHG a plant emits from the daily operation).*

*"***Captured***" represents the equivalent GHG that would have been released if the raw material had been landfilled, composted, incinerated or left on open land, vs rendering process)*

[1] Gooding, C.H. 2012. Data for the Carbon Footprinting of Rendering Operations. Journal of Industrial Ecology. Vol 16, No.2.

Carbon intensity is lifecycle emissions ("well-to-wheels"), referring to how much total pollution is generated in the production, transport, storage *and* use of a transportation fuel.

http://www.deq.state.or.us/aq/cleanFuel/qa.htm

https://www.arb.ca.gov/homepage.htm

LCFS Illustrative Fuel Pathway Carbon Intensity – scores updated by Company for 2017

16 *Excludes annual maintenance capex of approximately $10 mm. Diamond Green Diesel @ 275 million gallons Renewable Diesel $206.25 $275.00 $343.75 $412.50 $- $100.00 $200.00 $300.00 $400.00 $500.00 0.75 1.00 1.25 1.50 T o ta l D G D e n ti ty E B IT D A Cash Generation by DGD EBITDA/Gallon: A de-levered and expanded DGD combined with our core business will create: • Additional deleveraging power • Growth capital • Opportunity to return capital to shareholders Transforming and creating new earnings power 2014 2015 2016 Q1 2017 Total Debt Paid Down ($ Millions) $122.3 $118.2 $169.7 DGD Dividend to Darling – $25.0 $25.0 $25.0 Total Leverage Debt Ratio 4.02 4.32 3.69 3.46 Darling Debt Pay Down and Ratio EIBTDA: 3-Year Average (2014-2016) $430.0 Capex: 3-Year Average (2 14-2016) (235.0) Interest (80.0) Cash Taxes (25.0) Working Capital Improvement (Assumed) $10.0 $100.0 Darling Ingredients Core Business Estimated FCF ($ in millions) EBITDA: 3-Year Average (2014-2016)

17All while responsibly making the planet a better place OUR COMMITMENT TO SUSTAINABILITY

18 …IS VISIBLE AND PART OF OUR OPERATIONS …DRIVEN BY METRICS (2018) to SAFE FOOD & FEED • Innovations • Product recalls • Complete traceability • Food Safety programs NEW INNOVATIVE DIETARY PROTEIN SOURCES IMPROVING FEED INTAKE OF YOUNG ANIMALS to CLEAN AIR & WATER • Net clean water returned • GHG reductions • Green energy • Bio fuel productionTURNING WASTE WATER INTO A VALUABLE RESOURCE THE NEXT GENERATION OF RENEWABLE FUEL... TODAY to COMMUNITIES & WORK PLACES • Accident reporting • Environmental Compliance • Community support • Darling University CREATING AN ECOLOGICAL BUFFER ZONE ASSISTING FAMILIES LEFT HOMELESS OUR COMMITMENT Corporate Social Responsibility OUR WORLD OF COMMITMENT

19 …thus growing shareholder value. Our strategy is to be… We BUILD, ACQUIRE and DEVELOP businesses within geographies where we can achieve a sustainable Top 3 market position within 5 years… the Global Leader in the production of the highest quality sustainable protein and nutrient-recovered ingredients. markets to satisfy a growing population. FOOD FEED FUEL Supplying ingredients for the

20The talents and processes we possess • Experienced, international management • Operational excellence • 130+ year history • Track record of strong performance • Strong balance sheet and cash flow • Good risk management • Global growth opportunities • Innovative R&D around the world • Commitment to sustainable practices

21 o view the world with a long-term horizon o see meat production grow at or above population growth o expand, build and acquire facilities within these protein growth geographies omaintain our strong model, generating predictable cash o reduce our debt and keep a strong balance sheet o deploy capital with a 15-20% ROCE o invest in new technologies and processes to make world-class value added ingredients omaintain and grow our global marketshare o be socially responsible throughout our journey o develop people to support our growth! To accomplish this journey, we will…

22 Creating sustainable food, feed and fuel ingredients for a growing population DAR— A GLOBAL GROWTH PLATFORM FOR GENERATIONS TO COME

23

24 Consolidated Earnings Q1 2017 Overview Year over Year • Global volumes up 4.3% over Q1 2016 • Global pricing increased across most business lines • Food segment reduction related to challenges in South American gelatin business • SG&A expense higher due to incremental one time administrative cost related to equity award accounting • Received $25mm partner dividend from Diamond Green Diesel (DGD) • Working Capital steady for the quarter Sequential • Consistent and improved performances across Feed and Food segments • Fuel segment one-time items recorded in Q4 2016 and absence of the blenders tax credit US$ (millions) except per share price Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue 779.6$ 877.3$ 853.9$ 887.3$ 3,398.1$ 880.1$ Gross Margin 180.7 200.2 182.7 192.8 756.4 190.4 Gross Margin % 23.2% 22.8% 21.4% 21.7% 22.3% 21.6% SG&A 81.5 76.2 76.5 79.9 314.0 87.9 SG&A Margin % 10.5% 8.7% 9.0% 9.0% 9.2% 10.0% Operating Income 26.7 54.5 35.5 35.4 152.1 31.4 EBITDA(1) 98.9 124.0 106.2 112.8 441.9 102.5 EBITDA Margin % 12.7% 14.1% 12.4% 12.7% 13.0% 11.6% Net income attributable to Darling 1.1$ 32.0$ 28.7$ 40.5$ 102.3$ 5.8$ Earnings per share (fully diluted) 0.01$ 0.19$ 0.17$ 0.25$ 0.62$ 0.04$ (1) Does not inlcude U c nsolidated Subsidiaries EBITDA. 24

25

Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	Three Months Ended - Sequential April 1, 2017	Three Months Ended - Sequential December 31, 2016	Three Months Ended - Year over Year April 1, 2017	Three Months Ended - Year over Year April 2, 2016
Net income/(loss) attributable to Darling	$ 5,829	$ 40,541	$ 5,829	$ 1,079
Depreciation and amortization	71,114	77,468	71,114	72,256
Interest expense	21,680	22,439	21,680	23,901
Income tax expense/(benefit)	1,818	6,213	1,818	1,863
Foreign currency (gain)/loss	264	(387)	264	2,603
Other expense, net	960	(1,819)	960	1,305
Equity in net (income)/loss of unconsolidated subsidiaries	(706)	(32,746)	(706)	(5,643)
Net income attributable to noncontrolling interests	1,569	1,139	1,569	1,584
Adjusted EBITDA	$ 102,528	$ 112,848	$ 102,528	$ 98,948
Acquisition and integration-related expenses	-	-	-	331
Pro forma Adjusted EBITDA (Non-GAAP)	$ 102,528	$ 112,848	$ 102,528	$ 99,279
Foreign currency exchange impact *(1)*	583	-	1,832	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 103,111	$ 112,848	$ 104,360	$ 99,279
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 5,037	$ 36,721	$ 5,037	$ 9,629

(1) Foreign currency exchange rates held constant for comparable quarters (€1.00:USD$1.10 rate April 2, 2016 quarter; €1.00:USD $1.08 rate December 31, 2016 quarter).

Note: See slide 38 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS

25

26Balance Sheet Highlights and Debt Summary Balance Sheet Highlights Leverage Ratios Debt Summary April 1, 2017 Actual Credit Agreement Total Debt to EBITDA: 3.46 5.50 (US$, in thousands) April 1, 2017 Cash (includes restricted cash of $282) 139,162$ Accounts receivable 389,864 Total Inventories 342,114 Net working capital 475,507 Net property, plant and equipment 1,532,583 Total assets 4,719,661 Total debt 1,752,461 Shareholders' equity 2,103,837$ (US$, in thousands) April 1, 2017 Amended Credit Agreement Revolving Credit Facility -$ Term Loan A 119,835 Term Loan B 576,076 5.375% Senior Notes due 022 492,667 4.750% Euro Senior Notes due 2022 541,639 Other Notes and Obligations 22,244 Total Debt: 1,752,461$

4 6 8 10 12 14 16 18 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 27 Food Segment Key Drivers– Q1 2017 • Rousselot gelatin business delivered a steady performance in China and Europe with slight seasonality in NA and challenges in South America • Sonac edible fats held margins despite weakening palm oil markets • CTH casings business delivers strong performance on tightening of markets due to shrinking Chinese hog herd and strong demand US$ and metric tons (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $247.9 $272.1 $262.0 $279.9 $1,061.9 $267.8 Gross Margin 62.3 57.8 50.7 56.7 227.5 56.8 Gross Margin % 25.1% 21.3% 19.3% 20.3% 21.4% 21.2% SG&A 23.8 20.5 25.4 26.5 96.2 25.1 SG&A Margin % 9.6% 7.5% 9.7% 9.5% 9.1% 9.4% Operating Income 21.9 19.7 7.9 11.7 61.2 14.1 EBITDA $38.6 $37.4 $25.3 $30.0 $131.3 $31.7 Raw Material Proces ed (million metric tons) 0.27 0.27 0.26 0.28 1.08 0.27 Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food EBITDA Bridge Q4-2016 to Q1-2017 (millions) 15.5% 13.7% 9.7% 10.7% 11.8%

12.2% 15.4% 14.8% 13.7% 13.5% 28 Feed Segment Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-2016 to Q1-2017 (millions) US$ and metric tons (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 Gross Margin 103.5 126.8 117.8 116.2 464.3 120.0 Gross Margin % 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% SG&A 45.3 43.3 38.9 42.1 169.6 45.5 SG&A Margin % 9.5% 8.0% 7.3% 7.8% 8.1% 8.2% Operating Income 13.9 41.4 35.2 25.3 115.8 30.8 EBITDA (1) $58.3 $83.5 $78.9 $73.9 $294.6 $74.5 Raw Material Processed (million metric tons) 1.97 1.97 1.97 2.06 7.97 2.05 (1) Does not include Unconsolidated Subsidiaries EBITDA. Key Drivers– Q1 2017 Non-GAAP EBITDA Margin Feed • Global raw material volumes remain strong both year over year and sequentially • Strong global demand for fat, especially Europe • North American fat prices strong but were offset by lagging meat and bone meal prices • North American specialty businesses experienced slow demand in Jan and Feb but have since returned to expected levels

29 Fuel Segment Key Drivers– Q1 2017 • Absence of blenders tax credit in 2017 vs 2016 • Sequential difference also related to an insurance settlement and Rendac tariff true-up in Q4 2016 • Ecoson biophosphate plant back on line and gaining momentum • North American biodiesel operating at small losses US$ and metric tons (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $55.6 $62.3 $60.4 $68.8 $247.1 $59.7 Gross Margin 14.9 15.6 14.2 19.9 64.6 13.6 Gross Margin % 26.8% 25.0% 23.5% 28.9% 26.1% 22.9% SG&A 1.9 1.8 1.3 1.9 6.9 3.3 SG&A Margin % 3.4% 2.9% 2.2% 2.8% 2.8% 5.5% Operating Income 6.1 6.6 6.0 10.5 29.2 3.5 EBITDA (1) $13.0 $13.8 $12.9 $18.0 $57.7 $10.4 Raw Material Process d * (million metric tons) 0.28 0.30 0.29 0.31 1.18 0.30 (1) Does not include DGD EBITDA. * Excludes raw material processed at the DGD joint venture. EBITDA Bridge Q4-2016 to Q1-2017 (millions) Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Fuel

Creating sustainable food, feed and fuel ingredients for a growing population

31Food Segment - Historical US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $270.2 $283.4 $269.2 $272.1 $1,094.9 $247.9 $272.1 $262.0 $279.9 $1,061.9 $267.8 Gross Margin 53.5 60.2 54.8 62.9 231.4 62.3 57.8 50.7 56.7 227.5 56.8 Gross Margin % 19.8% 21.2% 20.4% 23.1% 21.1% 25.1% 21.3% 19.3% 20.3% 21.4% 21.2% SG&A 25.5 27.9 26.1 23.8 103.3 23.8 20.5 25.4 26.5 96.2 25.1 SG&A Margin % 9.4% 9.8% 9.7% 8.7% 9.4% 9.6% 7.5% 9.7% 9.5% 9.1% 9.4% Operating Income 10.8 15.5 11.6 23.3 61.2 21.9 19.7 7.9 11.7 61.2 14.1 EBITDA $28.0 $32.3 $28.7 $39.1 $128.1 $38.6 $37.4 $25.3 $30.0 $131.3 $31.7 EBITDA Margin % 10.4% 11.4% 10.7% 14.4% 11.7% 15.6% 13.7% 9.7% 10.7% 12.4% 11.8% Raw Material Processed (millions of metric tons) 0.27 0.28 0.26 0.26 1.07 0.27 0.27 0.26 0.28 1.08 0.27

32 Feed Segment - Historical US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $547.5 $529.4 $525.2 $472.2 $2,074.3 $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 Gross Margin 123.5 124.5 116.2 96.7 460.9 103.5 126.8 117.8 116.2 464.3 120.0 Gross Margin % 22.6% 23.5% 22.1% 20.5% 22.2% 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% SG&A 48.0 48.7 39.7 42.2 178.6 45.3 43.3 38.9 42.1 169.6 45.5 SG&A Margin % 8.8% 9.2% 7.6% 8.9% 8.6% 9.5% 8.0% 7.3% 7.8% 8.1% 8.2% Operating Income 35.4 35.4 35.6 10.1 116.5 13.9 41.4 35.2 25.3 115.8 30.8 EBITDA $75.5 $75.9 $76.5 $54.4 $282.3 $58.3 $83.5 $78.9 $73.9 $294.6 $74.5 EBITDA Margin % 13.8% 14.3% 14.6% 11.5% 13.6% 12.2% 15.4% 14.8% 13.7% 14.1% 13.5% Raw Material Processed (millions of metric tons) 1.87 1.83 1.86 1.89 7.45 1.97 1.97 1.97 2.06 7.97 2.05

33

Feed Ingredients Segment

Change in Net Sales – Three Months Ended (Sequential 4Q16 over 1Q17)

Change in Net Sales - 4Q16 to 1Q17	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended December 31, 201	$ 151.1	$ 192.9	$ 69.1	$ 413.1	$ 47.7	$ 55.7	$ 22.1	$ 538.6
Changes:								
Increase/(Decrease) in sales volumes	(1.2)	(4.3)	-	(5.5)	0.9	(0.7)	-	(5.3)
Increase/(Decrease) in finished product prices	8.4	10.3	-	18.7	(4.6)	1.1	-	15.2
Decrease due to currency exchange rates	(0.3)	(0.7)	(0.6)	(1.6)	-	-	-	(1.6)
Other change	-	-	5.1	5.1	-	-	0.6	5.7
Total Change:	6.9	5.3	4.5	16.7	(3.7)	0.4	0.6	14.0
Net Sales Three Months Ended April 1, 2017	$ 158.0	$ 198.2	$ 73.6	$ 429.8	$ 44.0	$ 56.1	$ 22.7	$ 552.6

Change in Net Sales – Year over Year (1Q 2016 over 1Q 2017)

Change in Net Sales - 1Q16 to 1Q17	Rendering Sales							
	Fats	Proteins	Other (1)	Renderin g	Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended April 2, 2016	$ 125.3	$ 172.0	$ 66.6	$ 363.9	$ 34.4	$ 54.5	$ 23.4	$ 476.2
Changes:								
Increase/(Decrease) in sales volumes	13.0	17.3	-	30.3	(0.8)	0.4	-	29.9
Increase/(Decrease) in finished product prices	20.3	10.6	-	30.9	10.5	1.2	-	42.6
Decrease due to currency exchange rates	(0.6)	(1.7)	(1.6)	(3.9)	(0.1)	-	-	(4.0)
Other change	-	-	8.6	8.6	-	-	(0.7)	7.9
Total Change:	32.7	26.2	7.0	65.9	9.6	1.6	(0.7)	76.4
Net Sales Three Months Ended April 1, 2017	$ 158.0	$ 198.2	$ 73.6	$ 429.8	$ 44.0	$ 56.1	$ 22.7	$ 552.6

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges
(2) **Other Net Sales** category includes trap services, industrial residual services and organic fertilizer

DARLING INGREDIENTS

34 Jacobsen, Wall Street Journal and Thomson Reuters Historical Pricing QTR. Over QTR. Year Over Year Comparison Q4-2016 Q1-2017 % Q1-2016 Q1-2017 % Average Jacobsen Prices (USD) Avg. Avg. Change Avg. Avg. Change Bleachable Fancy Tallow - Chicago Renderer / cwt $30.77 $31.35 1.9% $27.07 $31.35 15.8% Yellow Grease - Illinois / cwt $23.05 $23.78 3.2% $21.25 $23.78 11.9% Meat and Bone Meal - Ruminant - Illinois / ton $223.24 $270.69 21.3% $220.98 $270.69 22.5% Poultry By-Product Meal - Feed Grade - Mid South / ton $281.43 $287.42 2.1% $249.10 $287.42 15.4% Poultry By-Product Meal - Pet Food - Mid South / ton $571.09 $635.89 11.3% $506.31 $635.89 25.6% Feathermeal - Mid South / ton $356.91 $422.94 18.5% $277.21 $422.94 52.6% Average Wall Street Journal Prices (USD) Corn - Track Central IL #2 Yellow / bushel $3.30 $3.45 4.5% $3.55 $3.45 -2.8% Average Thomson Reuters Prices (USD) Palm oil - CIF Rotterdam / metric ton $752 $765 1.7% $632 $765 21.0% Soy meal - CIF Rotterdam / metric ton $360 $368 2.2% $328 $368 12.2% 2016 Finished Pr duct Pricing Feed S gment Ingredients January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Bleachable Fancy Tallow - icago Renderer / cwt $23.53 $27.10 $ 0.09 $27.07 $32.93 $32.81 $31.64 $32.57 $29.95 $28.00 $28.00 $28.59 $28.43 $32.00 $32.00 $30.77 $29.75 Yellow Grease - Illinois / c t $19.03 $20.89 $ .51 $21.25 $26.40 $27.56 $25.95 $26.77 $24.54 $23.86 $23.71 $24.01 $23.31 $22.76 $22.96 $23.05 $23.77 Meat and Bo e Meal - Ru i ant - Illinois / ton $184.74 $198.38 $ 2.84 $220.98 $314.17 $305.00 $356.59 $328.26 $378.75 $325.98 $272.02 $325.56 $230.00 $219.88 $217.26 $223.24 $274.51 Poultry By-Product Meal - Feed Grade - Mid South/ton $247.1 $235.00 $ 63.64 $249.10 $308.10 $296.79 $307.73 $305.58 $380.88 $392.83 $313.33 $364.37 $277.50 $277.50 $288.21 $281.43 $300.12 Poultry By-Product Meal - Pet Food - Mid South/ton $498.03 $497.50 $521.48 $506.31 $573.81 $505.83 $588.64 $557.81 $649.38 $596.30 $534.17 $593.47 $533.33 $551.25 $628.45 $571.09 $557.17 Feathermeal - Mid South / ton $255.39 $244.88 $325.45 $277.21 $409.88 $319.05 $342.73 $358.91 $476.88 $452.61 $362.98 $432.57 $325.00 $344.25 $400.95 $356.91 $356.40 2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Corn - Track Central IL #2 Yellow / bushel $3.58 $3.54 $ .52 $3.55 $3.63 $3.77 $3.85 $3.75 $3.28 $3.09 $3.10 $3.16 $3.28 $3.29 $3.32 $3.30 $3.44 European Benchmark Pricing 2016 January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Palm oil - CIF Rotterdam / metric ton $565 $646 $686 $632 $720 $702 $684 $702 $648 $719 $749 $705 $718 $748 $789 $752 $697.75 Soy meal - CIF Rotterdam / metric ton $339 $326 $320 $328 $341 $420 $465 $409 $439 $399 $372 $403 $363 $358 $360 $360 $375.08 2016 Average Thomson Reuters Prices (USD) 2016 Average Jacobsen Prices (USD) 2016 Average Wall Street Journal Prices (USD) 2017 Finished Product Pricing Feed Segment Ingredients January February March Q1 Avg. April Bleachable Fancy Tallow - Chicago Renderer / cwt $32.00 $31.68 $30.50 $31.35 $30.74 Yellow Grease - Illinois / cwt $23.42 $23.70 $24.16 $23.78 $24.61 Meat and Bone Meal - Ruminant - Illinois / ton $258.03 $289.74 $273.91 $270.69 $268.82 Poultry By-Product Meal - Feed Grade - Mid South/ton $290.00 $293.68 $280.00 $287.42 $284.74 Poultry By-Product Meal - Pet Food - Mid South/ton $648.68 $615.13 $644.02 $635.89 $699.34 Feathermeal - Mid South / ton $455.00 $431.84 $386.74 $422.94 $383.95 2017 Cash Corn Pricing 2017 Average Wall Street Journal Prices (USD) Competing Ingredient for Bakery Feeds and Fats January February arch Q1 Avg. April Corn - Track Central IL #2 Yellow / bushel $3.46 $3.49 $3.41 $3.45 $3.38 2017 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment January February March Q1 Avg. April Palm oil - CIF Rotterdam / metric ton $804 $772 $719 $765 $672 Soy meal - CIF Rotterda / metric ton $371 $374 $359 $368 $347 2017 Average Jacobsen Prices (USD) 2017 Average Thomson Reuters Prices (USD) 34

35

Fuel Segment - Historical

US$ and metric tons (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017
Revenue	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	$62.3	$60.4	$68.8	$247.1	**$59.7**
Gross Margin	13.2	6.3	11.4	20.2	51.1	14.9	15.6	14.2	19.9	64.6	**13.6**
Gross Margin %	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	25.0%	23.5%	28.9%	26.1%	**22.9%**
SG&A	4.0	(2.3)	4.5	1.1	7.3	1.9	1.8	1.3	1.9	6.9	**3.3**
SG&A Margin %	7.0%	-4.9%	7.6%	1.7%	3.2%	3.4%	2.9%	2.2%	2.8%	2.8%	**5.5%**
Operating Income	2.5	2.0	0.2	12.5	17.2	6.1	6.6	6.0	10.5	29.2	**3.5**
EBITDA	9.1	8.6	7.0	19.2	43.9	13.0	13.8	12.9	18.0	57.7	**10.4**
Pro forma Adjusted EBITDA (1)	$10.2	$10.6	$9.1	$14.0	$43.9	$13.0	$13.8	$12.9	$18.0	$57.7	**$12.2**
EBITDA Margin %	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	22.2%	21.4%	26.2%	23.4%	**17.4%**
Raw Material Processed * (millions of metric tons)	0.30	0.29	0.27	0.31	1.17	0.28	0.30	0.29	0.31	1.18	**0.30**

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017
EBITDA (Darling's share)	$2.3	$7.9	($8.3)	$86.6	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	**$5.0**
Pro forma Adjusted EBITDA (1)	$19.6	$30.2	$11.7	$27.0	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	**$21.4**

(1) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2015 and Q1 2017 for comparison to 2016 when the blenders tax credit was prospective.

36 • JV with Intrexon – April 2016 • Announced construction of commercial-scale production site May 2017 Black soldier fly larvae for a sustainable, cost-effective and complete aquaculture feed source o Larvae feed off limited-use waste streams*; produce frass which is used as a high- protein, low-fat feed ingredient – for aquaculture and animal feed o Larvae is processed into meal that’s 40% protein/46% fat; oils can be extracted raising protein to over 70% (aquaculture feed) o Targeted primarily as feed for aquaculture, reducing dependency on fish and fish oil as an aquaculture food source o Frass can also be used as a natural, animal-safe fertilizer (N-P-K – 5%-3%-2%) *uses co-products from ethanol production, breweries, and pre-consumer food waste “We produce the insect proteins to feed the fish, to feed the people.”

37 European categories for rendering of animal by-products: • C3 – food-grade material, for food and feed products • C2 – unfit for food or animal feed, can be used as fertilizer • C1 – must be destroyed; used to generate green energy Note: List excludes administrative and dedicated sales offices. Locations by Continent and Process Process USA Canada Europe China S. America Australia Total: Feed Ingredients Segment Rendering - (C3 By-producs & UCO) 35 5 18 58 Transfer Stations 54 54 Protein Blending 4 4 Bakery 10 10 Used Cooking Oil (processing only) 8 1 9 Pet Food 3 1 4 Environmental Services 4 4 Blood Processing 1 4 5 1 11 Fertilizer 1 1 Hides 3 3 6 Food Ingredients Segment Gelatin - Rousselot 2 4 4 3 13 Food Grade Fat Processing 6 6 Casings - CTH 4 1 5 Bone Processing 2 2 Haprin Processing - Hepac 1 1 Fuel Ingredients Sement Disposal Rendering - Rendac - (C1 & C2) 6 6 Digestion Operation 1 1 Biodiesel 1 1 2 Renewable Diesel (DGD unconsol idated JV) 1 1 127 6 51 10 3 1 198 Under Construction: Blood processing - Germany 1 Digestion operat n - Belgium 1 Black Soldier Fly La v facility 1

38 Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance and is not intended to be a presentation in accordance with GAAP. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. However, Adjusted EBITDA is not a recognized measurement under GAAP, should not be considered as an alternative to net income as a measure of operating results or to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at April 1, 2017. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs and non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.